                                AMENDMENT NO. 1
                                       TO
                        INVESTMENT MANAGEMENT AGREEMENT



         AMENDMENT, dated as of December 9, 1997 ("Amendment"), to the INVESTMENT MANAGEMENT AGREEMENT, dated as of April 14, 1997 ("Original Agreement"), between EQ Advisors Trust, a Delaware business trust (the "Trust") and EQ Financial Consultants, Inc., a Delaware corporation ("EQ Financial" or the "Manager").

         The Trust and EQ Financial agree as follows:

         1. Duration of Agreement. With respect to each Portfolio specified in Appendix A to the Original Agreement, the Agreement will continue in effect until April 14, 1999 and thereafter will continue annually only so long as such continuance is specifically approved at least annually either by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust, provided that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval. With respect to each new Portfolio specified in Appendix A, as revised below, the Agreement will continue in effect for a period more than two years from the date of the execution of this Amendment No. 1 only so long as such continuance is approved as specified above.

         2. Appendix A. Appendix A to the Original Agreement, setting forth the portfolios of the Trust for which EQ Financial is appointed as the investment manager, is hereby replaced in its entirety by Appendix A attached hereto.

         3. Appendix B. Appendix B to the Original Agreement, setting forth the fees payable to EQ Financial with respect to each portfolio of the Trust, is hereby replaced in its entirety by Appendix B attached hereto.

         Except as modified and amended hereby, the Original Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above set forth.


EQ ADVISORS TRUST                      EQ FINANCIAL CONSULTANTS, INC.




By: /s/ Peter D. Noris                 By: /s/ Michael S. Martin
   ---------------------------------      ----------------------------
   Peter D. Noris                           Michael S. Martin
   President and Trustee                    Chairman of the Board and
                                            Chief Executive Officer

                                   APPENDIX A
                                       TO
                                AMENDMENT NO. 1
                                       TO
                        INVESTMENT MANAGEMENT AGREEMENT


                                   Portfolios

                      T. Rowe Price International Stock Portfolio
                      T. Rowe Price Equity Income Portfolio
                      EQ/Putnam Growth & Income Value Portfolio
                      EQ/Putnam International Equity Portfolio
                      EQ/Putnam Investors Growth Portfolio
                      EQ/Putnam Balanced Portfolio
                      MFS Research Portfolio
                      MFS Emerging Growth Companies Portfolio
                      Morgan Stanley Emerging Markets Equity Portfolio Warburg Pincus Small Company Value Portfolio Merrill Lynch World Strategy Portfolio
                      Merrill Lynch Basic Value Equity Portfolio
                      Lazard Small Cap Value Portfolio
                      Lazard Large Cap Value Portfolio
                      JPM Core Bond Portfolio
                      BT Small Company Index Portfolio
                      BT International Equity Index Portfolio
                      BT Equity 500 Index Portfolio



                                     58387

                                   APPENDIX B
                                       TO
               AMENDMENT NO. 1 TO INVESTMENT MANAGEMENT AGREEMENT


         The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

Portfolio                                                   Management Fee
---------                                                   --------------

T. Rowe Price International Stock Portfolio                 .75% of the Portfolio's average daily net assets.
T. Rowe Price Equity Income Portfolio                       .55% of the Portfolio's average daily net assets.
EQ/Putnam Growth & Income Value Portfolio                   .55% of the Portfolio's average daily net assets.
EQ/Putnam International Equity Portfolio                    .70% of the Portfolio's average daily net assets.
EQ/Putnam Investors Growth Portfolio                        .55% of the Portfolio's average daily net assets.
EQ/Putnam Balanced Portfolio                                .55% of the Portfolio's average daily net assets.
MFS Research Portfolio                                      .55% of the Portfolio's average daily net assets.
MFS Emerging Growth Companies Portfolio                     .55% of the Portfolio's average daily net assets.
Morgan Stanley Emerging Markets Equity Portfolio            1.15% of the Portfolio's average daily net assets.
Warburg Pincus Small Company Value Portfolio                .65% of the Portfolio's average daily net assets.
Merrill Lynch World Strategy Portfolio                      .70% of the Portfolio's average daily net assets.
Merrill Lynch Basic Value Equity Portfolio                  .55% of the Portfolio's average daily net assets.
Lazard Small Cap Value Portfolio                            .80% of the Portfolio's average daily net assets.
Lazard Large Cap Value Portfolio                            .55% of the Portfolio's average daily net assets.
JPM Core Bond Portfolio                                     .40% of the Portfolio's average daily net assets.

                                   APPENDIX B
                                       TO
               AMENDMENT NO. 1 TO INVESTMENT MANAGEMENT AGREEMENT
                                  (CONTINUED)

BT Small Company Index Portfolio             .25% of the Portfolio's average daily net assets
BT International Equity Index Portfolio      .35% of the Portfolio's average daily net assets
BT Equity 500 Index Portfolio                .25% of the Portfolio's average daily net assets